UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2016

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0- 398 (Commission File Number)	56- 0292920 (IRS Employer Identification No.)
13515 Ballantyne Corporate Place Charlotte, North Carolina 28277 (Address of Principal Executive Offices) Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
❑	Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
❑	Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.	Other Events.

On May 5, 2016, Snyder’s-Lance, Inc. (the “Company”) issued a press release announcing that on May 4, 2016 the Company’s Board of Directors declared a regular quarterly cash dividend of $0.16 per share on the outstanding shares of the Company’s common stock. The dividend is payable on May 27, 2016 to stockholders of record at the close of business on May 19, 2016. A copy of the press release is being filed as Exhibit 99.1 hereto.

Cautionary Information about Forward Looking Statements

This communication contains statements which may be forward looking within the meaning of applicable securities laws. Such statements are subject to risks and uncertainties that relate to Snyder’s-Lance’s business, including those more fully described in Snyder’s-Lance’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended January 2, 2016.

Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statement as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by the Company, dated May 5, 2016, regarding a quarterly dividend declared by the Company’s Board of Directors on May 4, 2016 and payable on May 27, 2016 to stockholders of record as of the close of business on May 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER'S- LANCE, INC.
(Registrant)

Date: May 5, 2016

By: /s/ Gail Sharps Myers

Gail Sharps Myers

Senior Vice President, General Counsel

and Secretary